UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of eBay Inc. (“eBay”) held on April 29, 2009, eBay’s stockholders, upon the recommendation of the Board of Directors, approved an amendment and restatement of the eBay Inc. 2008 Equity Incentive Award Plan (as amended, the “2008 Plan”) to increase the aggregate number of shares authorized for issuance under the 2008 Plan by 50 million to 85 million and to add market share and volume metrics as performance criteria under the 2008 Plan.

A brief summary of the 2008 Plan is included as part of Proposal 3 in eBay’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2009. The summary of the 2008 Plan contained in the proxy statement is qualified by and subject to the full text of the 2008 Plan, which is filed as Appendix A to the proxy statement and incorporated herein by reference.

Item 8.01. Other Events.

The following is a brief description of each matter voted upon at eBay’s Annual Meeting of Stockholders held on April 29, 2009, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

Each of the five directors proposed by eBay for re-election was elected by the following votes to serve until eBay’s 2012 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Director Name:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Marc L. Andreessen	1,113,303,857	9,139,305	1,268,439	—
William C. Ford, Jr.	1,071,202,906	51,245,218	1,263,476	—
Dawn G. Lepore	1,104,254,648	17,944,645	1,512,308	—
Pierre M. Omidyar	1,109,058,547	13,239,041	1,414,012	—
Richard T. Schlosberg, III	1,112,599,153	9,728,404	1,384,043	—

Stockholders also approved amendments to certain of eBay’s existing equity incentive plans to allow for a one-time stock option exchange program for employees other than eBay’s named executive officers and directors. The tabulation of votes on this matter was as follows: 849,416,028 votes for; 160,358,092 votes against; 2,456,230 abstentions; and 111,481,251 broker non-votes.

In addition, stockholders approved the amendment and restatement of the 2008 Plan to increase the aggregate number of shares authorized for issuance under the 2008 Plan by 50 million shares and to add market share and volume metrics as performance criteria under the 2008 Plan. The tabulation of votes on this matter was as follows: 878,517,816 votes for; 132,899,152 votes against; 813,383 abstentions; and 111,481,250 broker non-votes.

Stockholders ratified the selection of PricewaterhouseCoopers LLP as eBay’s independent auditors for eBay’s fiscal year ending December 31, 2009. The tabulation of votes on this matter was as follows: 1,117,462,394 votes for; 5,291,682 votes against; and 957,524 abstentions. There were no broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: May 1, 2009	/s/ Brian H. Levey
	Name:	Brian H. Levey
	Title:	Vice President, Deputy General Counsel,
and Assistant Secretary